Exhibit 10.11

Wireless Telecom Group, Inc.

2012 INCENTIVE COMPENSATION Plan

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD GRANT AGREEMENT (the “Agreement”), is made effective as of the [_______] (the “Date of Grant”), and is delivered by Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), to [____________] (the “Grantee”).

RECITALS

A. The 2012 Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock and other securities in accordance with the terms and conditions of the Plan. The Company has decided to make a stock grant to the Grantee to promote the best interests of the Company and its stockholders.

B. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Restricted Stock Grant. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Grantee [_________] shares of common stock of the Company, subject to the restrictions set forth below and in the Plan (“Restricted Stock”).

2. Vesting and Nonassignability of Restricted Stock.

The shares of Restricted Stock shall become vested, and the restrictions described in this Section 2 shall lapse, in the manner provided below, if the Grantee continues to provide service to the Company (as defined in the Plan) from the Date of Grant until the applicable vesting date. For this purpose, the term “Shares” refers to the number of shares underlying that portion of the Award that vests in the manner described under Vest Type and Full Vest Date. The term “Vest Type” describes how those shares will vest before the Full Vest Date. The term “Full Vest Date” is the date on which the shares will be fully vested.

Shares	Vest Type	Full Vest Date

(a) If the Grantee’s service with the Company (as an officer or director, or both, as applicable) terminates for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and must be immediately returned to the Company.

(b) During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.

(c) Except as otherwise provided in this Agreement, the Grantee shall have, with respect to all of the shares of Restricted Stock, whether vested or unvested, all of the rights of a holder of shares of Common Stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of Common Stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited).

3. Issuance of Certificates.

(a) One or more stock certificates representing the Restricted Stock shall be issued in the name of the Grantee but shall be held and retained in escrow by the Secretary until the Restricted Stock vests, or the Company may hold non-certificated shares in escrow until the Restricted Stock vests. All such stock certificates shall bear such legends that the Board or the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders or similar agreement. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

(b) When the Grantee obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares may be issued to the Grantee, free of the restrictions under Paragraph 2 of this Agreement.

(c) The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

4. Change in Control. The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Restricted Stock and, accordingly, Restricted Stock that has not vested at the time of a Change in Control shall immediately vest and the restrictions shall lapse as of the date of the Change in Control.

5. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

6. Assignment by Company; Beneficiary Designation. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent. The Grantee shall have the right to designate, on a beneficiary designation form satisfactory to the Board or the Committee, if so designated by the Board, which shall be filed with the Company, a beneficiary or beneficiaries to receive any unissued shares of Common Stock under this Agreement in the event of the death of the Grantee. In the event that the Grantee shall not file a beneficiary designation form with the Company, or if none of the designated beneficiaries survive the Grantee, then any unpaid shares of Common Stock under this Agreement shall be paid to the estate of the Grantee.

7. Tax Matters; Withholding; Section 83(b) Election.

(a) If the Grantee properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Grantee shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If the Grantee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. The Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Restricted Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal, state, local, and other tax liabilities.

(b) If the Grantee does not properly make the election described in Section 7(a) above, the Grantee shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Board or the Committee, if so designated by the Board, for payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(c) Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee. The Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Grantee’s filing, withholding and payment (or tax liability) obligations.

8. Compliance with Section 409A. It is the intention of both the Company and the Grantee that the benefits and rights to which the Grantee could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Grantee or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Grantee and on the Company).

9. Other Restrictions on Sale or Transfer of Shares.

(a) The Grantee is acquiring the Restricted Stock solely for investment purposes, with no present intention of distributing or reselling any of the Restricted Stock or any interest therein. The Grantee acknowledges that the shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Grantee is aware of the applicable limitations under the Securities Act and under the Plan relating to a subsequent sale, transfer, pledge or other assignment or encumbrance of the Restricted Stock. The Grantee further acknowledges that the shares must be held indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

10. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

11. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Compensation Committee at the Company’s headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the records of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by facsimile or enclosed in a properly sealed envelope addressed as stated above deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

Wireless Telecom Group, Inc.

By:

Name:
Title:

I hereby accept the grant of Restricted Stock described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee

Date